UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2012

MAGYAR BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-51726	20-4154978
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

400 Somerset Street, New Brunswick, New Jersey		08901
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (732) 342-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

On March 2, 2012 Magyar Bank (the “Bank”), the wholly owned subsidiary of Magyar Bancorp, Inc. (the “Company”), was informed in writing by the Federal Deposit Insurance Corporation (“FDIC”) and the New Jersey Department of Banking and Insurance (the “Department”), that the Consent Order entered into with the FDIC and the Department in April 2010 has been terminated. The Order required the Bank to take various actions to reduce problem assets, classified loans and asset concentrations, and to submit and adhere to a capital plan by which the Bank would achieve a ratio of Tier 1 capital to total assets of at least 8%, and a ratio of total capital to risk-weighted assets of at least 12%.

The FDIC and the Department cited to the substantial compliance with the Order by the Bank as the reason for the termination of the Order.

A copy of the Company’s press release announcing the termination of the Order is attached to this 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell Company Transactions. Not Applicable

(d)	Exhibits.

The following Exhibit is attached as part of this report:

99.1	Press Release dated March 7, 2012 Announcing the Termination of the Consent Order.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGYAR BANCORP, INC.

DATE: March 7, 2012	By:	/s/ John S. Fitzgerald
John S. Fitzgerald
President and Chief Executive Officer